CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-11072 on Form N-2 under the Securities Act of 1933, of our report dated May 21, 2004, appearing in the report to shareholders of Man-Glenwood Lexington TEI, LLC, for the year ended March 31, 2004, and to the reference to us under the heading "Independent Auditors and Legal Counsel" in the Statement of Additional Information, which is part of such Registration Statement.



DELOITTE & TOUCHE LLP /s/

Chicago, Illinois
December 1, 2004